SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 16, 1997



OLD POINT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)





          Virginia                     0-12896            54-1265373
(State or other jurisdiction of        (Commission        (I.R.S. Employer
 incorporation or organization         File Number)       Identification No.)



             1 West Mellen Street, Hampton, Virginia         23663
             (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code (757) 728-1200


Item 5.         Other Events

        Old Point Financial Corportion issued the following press release:


                            PRESS RELEASE

                            JANUARY 16, 1997

In a statement released today by The Old Point National Bank, Chairman Robert F. Shuford announced the resignation of John G. Sebrell as President.

Mr. Sebrell joined the Bank in 1992 and has served as President since July 1993. Chairman Shuford said "John has served us well and has contributed many positive developments during his tenure as President. We wish him well in his future endeavors."

In conjunction with Mr. Sebrell's resignation, the Board of Directors appointed Chairman Shuford to serve as President. Shuford previously served as President of Old Point National Bank from 1967 to 1988. He will assume these duties in addition to serving as Chairman of the Board and President of Old Point Financial Corporation.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Old Point Financial Corporation




Dated: January 16, 1997                  By: /s/ Robert F. Shuford
                                         Chairman of the Board,
                                         President & CEO